Exhibit 99.1

News Release

ConAgra Foods, Inc. Announces Exchange Offers and Consent Solicitations for Certain Ralcorp Notes

OMAHA, Neb. (December 28, 2012) – ConAgra Foods, Inc. (NYSE: CAG) (“ConAgra Foods”) today announced that it has commenced, subject to the terms and conditions set forth in the offering memorandum and consent solicitation statement dated December 28, 2012 (the “Offering Memorandum and Consent Solicitation Statement”), an offer to exchange (the “2020 Notes Exchange Offer”) any and all 4.950% Notes due August 15, 2020 (the “Existing Ralcorp 2020 Notes”) issued by Ralcorp Holdings, Inc. (“Ralcorp”) for up to an aggregate principal amount of $300.0 million of new 4.950% Notes due August 15, 2020 (the “New ConAgra Foods 2020 Notes”) issued by ConAgra Foods and an offer to exchange (the “2039 Notes Exchange Offer” and, together with the 2039 Notes Exchange Offer, the “Exchange Offers”) any and all 6.625% Notes due August 15, 2039 (the “Existing Ralcorp 2039 Notes”) issued by Ralcorp for up to an aggregate principal amount of $450.0 million of new 6.625% Notes due August 15, 2039 (the “New ConAgra Foods 2039 Notes”) issued by ConAgra Foods. The New ConAgra Foods 2020 Notes and New ConAgra Foods 2039 Notes are referred to herein collectively as the “New ConAgra Foods Notes.”

In conjunction with the Exchange Offers, ConAgra Foods is also soliciting consents (each, a “Consent Solicitation” and, collectively, the “Consent Solicitations”) to adopt certain proposed amendments to each of the indentures (together, the “Existing Ralcorp Indentures”) under which the Existing Ralcorp 2020 Notes and the Existing Ralcorp 2039 Notes (together, the “Existing Ralcorp Notes”), as applicable, were issued that would eliminate certain covenants, restrictive provisions and events of default. The Exchange Offers are not conditioned on receipt of requisite consents in the Consent Solicitations and ConAgra Foods may complete the Exchange Offers even if valid consents sufficient to effect the proposed amendments to the applicable Existing Ralcorp Indenture are not received.

The Exchange Offers and Consent Solicitations are being made in connection with the merger agreement, dated as of November 26, 2012 (the “Merger Agreement”), by and among ConAgra Foods, Phoenix Acquisition Sub Inc., a wholly owned subsidiary of ConAgra Foods, and Ralcorp, pursuant to which ConAgra Foods has agreed to acquire Ralcorp (the “Acquisition”). On December 28, 2012, Ralcorp began mailing its definitive proxy statement to its shareholders in connection with the special meeting of shareholders called to vote on the approval of the Acquisition, which is scheduled to be held on January 29, 2013. The parties’ obligations to complete the Acquisition are conditioned upon (i) the receipt of antitrust approvals in the United States and Canada, (ii) approval of the Merger Agreement by the holders of two-thirds of the outstanding shares of Ralcorp common stock and (iii) certain other customary closing conditions. Consummation of the Acquisition is not subject to a financing condition and is not subject to the completion of the Exchange Offers and Consent Solicitations.

Holders who validly tender their Existing Ralcorp Notes at or prior to 5 p.m., New York City time, on January 14, 2013, unless extended (the “Early Tender Date”) will be eligible to receive the applicable “Total Exchange Consideration” (as set forth in the table below), which includes the applicable early tender premium set forth in such table (the “Early Tender Premium”), for all such Existing Ralcorp Notes that are accepted on the Settlement Date (as defined below). For each $1,000 principal amount of Existing Ralcorp Notes validly tendered after the Early Tender Date but prior to 5 p.m., New York City time, on January 29, 2013, unless extended (the “Expiration Date”), holders of Existing Ralcorp Notes will not be eligible to receive the applicable Early Tender Premium and, accordingly, will only be eligible to receive the applicable exchange consideration set out below (the “Exchange Consideration”) on the Settlement Date.

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The following table sets forth the Exchange Consideration, Early Tender Premium and Total Exchange Consideration for each series of Existing Ralcorp Notes:

Title of Series/CUSIP Number of Existing Ralcorp Notes	Maturity Date	Aggregate Principal Amount Outstanding	Exchange Consideration(1)	Early Tender Premium(1)	Total Exchange Consideration(1)(2)
4.950% Notes due 2020 / 751028 AF8	August 15, 2020	$300,000,000	$970 principal amount of New ConAgra Foods 2020 Notes and $2.50 in cash	$30 principal amount of New ConAgra Foods 2020 Notes	$1,000 principal amount of New ConAgra Foods 2020 Notes and $2.50 in cash

6.625% Notes due 2039 / 751028 AE1	August 15, 2039	$450,000,000	$970 principal amount of New ConAgra Foods 2039 Notes and $2.50 in cash	$30 principal amount of New ConAgra Foods 2039 Notes	$1,000 principal amount of New ConAgra Foods 2039 Notes and $2.50 in cash

(1)	For each $1,000 principal amount of Existing Ralcorp Notes
(2)	Includes Early Tender Premium

In addition to the Exchange Consideration or Total Exchange Consideration, as applicable, ConAgra Foods will pay accrued and unpaid interest on the Existing Ralcorp Notes accepted in the Exchange Offers and Consent Solicitations from the latest interest payment date to, but not including, the date such Existing Ralcorp Notes are accepted for payment (any date of such payment, a “Settlement Date”), which will be promptly after the Expiration Date and is expected to be within two business days after the Expiration Date.

Eligible holders of Existing Ralcorp Notes who desire to tender their Existing Ralcorp Notes must consent to the proposed amendments and may not deliver consents to the proposed amendments without tendering their related Notes. If an eligible holder tenders Existing Ralcorp Notes in an Exchange Offer, such holder will be deemed to consent, with respect to the principal amount of such tendered Existing Ralcorp Notes, to the amendment of the corresponding Existing Ralcorp Indenture for that series. Tenders of Existing Ralcorp Notes may not be withdrawn after 5 p.m., New York City time, on January 14, 2013, unless extended (the “Withdrawal Deadline”). If the holders of at least a majority in aggregate principal amount of a series of Existing Ralcorp Notes deliver consents, Ralcorp will execute the supplemental indentures, effective as of the Settlement Date, effecting the proposed amendments for such series.

Each Exchange Offer and Consent Solicitation is subject to the satisfaction of certain conditions, set forth in the Offering Memorandum including, among other things, the consummation of the Acquisition. The 2020 Notes Exchange Offer and Consent Solicitation are not conditioned on the completion of the 2039 Notes Exchange Offer and Consent Solicitation and the completion of the 2039 Notes Exchange Offer and Consent Solicitation are not conditioned on the completion of the 2020 Notes Exchange Offer and Consent Solicitation.

Documents relating to the Exchange Offers and Consent Solicitations will only be distributed to eligible holders of Existing Ralcorp Notes who complete and return an eligibility form confirming that they are either a “qualified institutional buyer” under Rule 144A or not a “U.S. person” under Regulation S for purposes of applicable securities laws. The complete terms and conditions of the Exchange Offers and Consent Solicitations are described in the Offering Memorandum and related Letter of Transmittal, copies of which may be obtained by contacting Global Bondholder Services Corporation, the exchange agent and information agent in connection with the Exchange Offers and Consent Solicitations, at (866) 389-1500 (U.S. toll-free) or (212) 430-3774 (banks and brokers). BofA Merrill Lynch is the exclusive dealer manager and solicitation agent for the Exchange Offers and Consent Solicitations. Additional information concerning the Exchange Offers and Consent Solicitations may be obtained by contacting BofA Merrill Lynch, Debt Advisory Services, at (980) 388-3646 (collect) or (888) 292-0070 (U.S. toll-free).

This press release does not constitute an offer to sell or purchase, or a solicitation of an offer to sell or purchase, or the solicitation of tenders or consents with respect to, any security. No offer, solicitation, purchase or sale will be made in any jurisdiction in which such an offer, solicitation, or sale would be unlawful. The Exchange Offers and Consent Solicitations are being made solely pursuant to the Offering Memorandum and related transmittal documents.

The New ConAgra Foods Notes have not been and will not be registered under the Securities Act of 1933 or any state securities laws. Therefore, the New ConAgra Foods Notes may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act of 1933 and any applicable state securities laws.

This press release shall not constitute an offer to purchase any securities or a solicitation of an offer to sell any securities and is issued pursuant to Rule 135c under the Securities Act of 1933. The Exchange Offers and Consent Solicitations are being made only pursuant to the confidential Offering Memorandum and related Letter of Transmittal and only to such persons and in such jurisdictions as is permitted under applicable law.

About ConAgra Foods

ConAgra Foods is one of North America’s leading food companies, with consumer brands in 97% of America’s households and sold in grocery, convenience, mass merchandise and club stores. ConAgra Foods also has a strong business-to-business presence, supplying frozen potato and sweet potato products, as well as other vegetable, spice and grain products to a variety of well-known restaurants, foodservice operators and commercial customers. For more information, visit www.conagrafoods.com.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

This release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on ConAgra Foods’ current expectations and are subject to uncertainty and changes in circumstances. These forward-looking statements include, among others, statements regarding expected synergies and benefits of the Acquisition, expectations about future business plans, prospective performance and opportunities, regulatory approvals and the expected timing of the completion of the Acquisition. These forward-looking statements may be identified by the use of words such as “expect,” “anticipate,” “believe,” “estimate,” “potential,” “should” or similar words. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied in or by such forward-looking statements. These risks and uncertainties include, but are not limited to, the satisfaction of conditions to the Exchange Offers and Consent Solicitations; the timing to consummate the Acquisition; the ability and timing to obtain required regulatory approvals and satisfy other closing conditions in connection with the Acquisition, including the approval of Ralcorp’s shareholders; the company’s ability to realize the synergies contemplated by the potential transaction; the company’s ability to promptly and effectively integrate the businesses of Ralcorp and ConAgra Foods’; availability and prices of raw materials, including any negative effects caused by inflation and adverse weather conditions; the effectiveness of its product pricing, including any pricing actions and promotional changes; future economic circumstances; industry conditions; the company’s ability to execute its operating and restructuring plans; the success of the company’s innovation, marketing, including increased marketing investments, and cost-saving initiatives; the competitive environment and related market conditions; operating efficiencies; the ultimate impact of the company’s product recalls; access to capital; the company’s success in effectively and efficiently integrating its acquisitions, actions of governments and regulatory factors affecting the company’s businesses, including the Patient Protection and Affordable Care Act; the amount and timing of repurchases of the company’s common stock, if any; and other risks described in the company’s reports filed with the Securities and Exchange Commission. The company cautions readers not to place undue reliance on any forward-looking statements included in this release, which speak only as of the date made. A copy of all annual and quarterly reports, current reports material to holders and any current amendment or supplement to the Offering Memorandum may be obtained from the information agent, Global Bondholder Services Corporation, at (866) 389-1500 (toll-free) or (212) 430-3774 (banks and brokers).